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                        PRIORITY HEALTHCARE CORPORATION
       EXHIBIT 23 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


              Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69921, 333-61479, 333-65927, 333-82481 and 333-
56882) of Priority Healthcare Corporation of our report dated February 16, 2001 appearing in this Form 10-K.



PricewaterhouseCoopers LLP
Orlando, Florida
March 12, 2001